               Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C.

                        Chrysler Center, 666 Third Avenue
                            New York, New York 10017

                                                                212 935 3000
                                                                212 983 3115 fax

                                       October 27, 2004

Majesco Holdings Inc.
160 Raritan Center Parkway
Edison, New Jersey  08837

Ladies and gentlemen:

         We have acted as counsel for Majesco Holdings Inc., a Delaware corporation (the "Company"), in connection with the preparation of the
Registration Statement on Form S-1 (the "Registration Statement") filed with the
Securities and Exchange Commission (the "Commission") on May 25, 2004 under the
Securities Act of 1933, as amended (the "Act"), for registration under the Act of the following securities:

        1. 2,000,000 shares of common stock issued upon conversion of an outstanding convertible note dated as of November 25, 2003;

        2. up to 25,830,000 shares of common stock issuable upon the conversion of outstanding 7% convertible preferred stock issued in connection with a private placement completed on February 26, 2004 (the "February
        Private placement"), which shares are subject to restrictions on transfer pursuant to a lock-up agreement;

        3. up to 25,830,000 shares of common stock issuable upon the exercise of warrants having an exercise price of $1.00 per share that were issued in the February Private Placement, which shares are subject to restrictions on transfer pursuant to a lock-up agreement;

        4. up to 1,000,000 shares of common stock issuable upon (i) the conversion of 7% convertible preferred stock (500,000 shares) and (ii)
        warrants having an exercise price $1.00 per share (500,000 shares) that were issued to Jesse Sutton in exchange for previously outstanding indebtedness;

        5. up to 1,000,000 shares of common stock issuable upon (i) the conversion of 7% convertible preferred stock (500,000 shares) and (ii)
        warrants having an exercise price $1.00 per share (500,000 shares) that were issued to Joseph Sutton in exchange for previously outstanding indebtedness;

        6. up to 2,520,000 shares of common stock issuable upon (i) the conversion of 7% convertible preferred stock (1,260,000 shares) and (ii)
        warrants having an exercise price of $1.00 per share (1,260,000 shares), as the securities underlying the placement agent

MINTZ, LEVIN, COHN, FERRIS, GLOVSKY AND POPEO, P.C.

Majesco Holdings Inc.
October 27, 2004

        warrant to purchase units that was issued to JMP Securities LLC as a portion of the placement agent fee issued in connection with the
        February Private Placement;

        7. up to 680,000 shares of common stock issuable upon (i) the conversion of 7% convertible preferred stock (340,000 shares) and (ii) warrants having an exercise price of $1.00 per share (340,000 shares), as the securities underlying a warrant to purchase units held by Harvest
        Opportunity Partners II LP (originally issued to JMP Asset Management
        LLC as a portion of the placement agent fee issued in connection with the February Private Placement);

        8. up to 240,000 shares of common stock issuable upon (i) the conversion of 7% convertible preferred stock (120,000 shares) and (ii) warrants having an exercise price of $1.00 per share (120,000 shares), as the securities underlying the warrant to purchase units held by Harvest
        Opportunity Offshore Ltd. (originally issued to JMP Asset Management LLC as a portion of the placement agent fee issued in connection with the
        February Private Placement);

        9. up to 80,000 shares of common stock issuable upon (i) the conversion of 7% convertible preferred stock (40,000 shares) and (ii) warrants having an exercise price of $1.00 per share (40,000 shares), as the securities underlying the warrant to purchase units held by Harvest
        Opportunity Partners II Qualified LP (originally issued to JMP Asset
        Management LLC as a portion of the placement agent fee issued in connection with the February Private Placement);

        10. up to 1,840,000 shares of common stock issuable upon (i) the conversion of 7% convertible preferred stock (920,000 shares) and (ii)
        warrants having an exercise price of $1.00 per share (920,000 shares), as the securities underlying the placement agent warrant to purchase units that was issued to Atlantis Equities, Inc. as a portion of the placement agent fee issued in connection with the February Private
        Placement, which shares are subject to restrictions on transfer pursuant to a lock-up agreement;

        11. 302,000 shares of common stock issued to CEOcast, Inc. pursuant to a consultation agreement, dated as of November 8, 2003;

        12. 160,000 shares of common stock issued to Hayden Communications, Inc.
        pursuant to a consultation agreement, dated as of November 26, 2003; and

        13. 100,000 shares of common stock issued to Mintz, Levin, Cohn, Ferris,
        Glovsky and Popeo, P.C. pursuant to a settlement agreement, dated as of
        December 5, 2003.

MINTZ, LEVIN, COHN, FERRIS, GLOVSKY AND POPEO, P.C.

Majesco Holdings Inc.
October 27, 2004

         As counsel to the Company, we have examined such corporate records, documents, agreements and such matters of law as we have considered necessary or appropriate for the purpose of this opinion. Upon the basis of such examination, we advise you that in our opinion:

         1.       The 2,562,000 shares of common stock, as such issuances are described in the paragraphs numbered 1, 11, 12 and 13 above, were duly authorized and validly issued by the Company, and are fully paid and non-assessable.

         2.       Up to 26,830,000 shares of common stock, as described in the paragraphs numbered 2, 4 and 5 above, issuable upon the
                  conversion of outstanding 7% convertible preferred stock
                  issued in connection with the February Private Placement, when converted in accordance with the terms thereof, will be duly authorized and validly issued by the Company, and will be
                  fully paid and non-assessable.

         3.       Up to 26,830,000 shares of common stock, as described in the paragraphs numbered 3, 4 and 5 above, issuable upon the
                  exercise of warrants having an exercise price of $1.00 per share that were issued in the February Private Placement, if and when paid for and issued upon exercise of such warrants in accordance with the terms thereof, will be duly authorized and validly issued by the Company, and will be fully paid and
                  non-assessable.

         4.       Up to 2,680,000 shares of common stock, as described in the paragraphs numbered 6, 7, 8, 9 and 10 above, issuable upon the conversion of 7% convertible preferred stock (1,260,000
                  shares) that are underlying warrants to purchase 7%
                  convertible preferred stock that were issued in connection with the February Private Placement; and

         5.       Up to 2,680,000 shares of common stock, as described in the paragraphs numbered 6, 7, 8, 9 and 10 above, issuable upon the exercise of warrants having an exercise price of $1.00 per share that are underlying the warrant to purchase such
                  warrants that were issued in connection with the February
                  Private Placement.

         We are members of the Bar of the State of New York, and the opinions expressed herein are limited to questions arising under the laws of the State of
New York, the General Corporation Law of the State of Delaware and the Federal
laws of the United States of America, and we disclaim any opinion whatsoever with respect to matters governed by the laws of any other jurisdiction.

MINTZ, LEVIN, COHN, FERRIS, GLOVSKY AND POPEO, P.C.

Majesco Holdings Inc.
October 27, 2004

         We consent to the filing of this opinion as an exhibit to the
Registration Statement and to the references to this firm under the caption
"Legal Matters" in the Prospectus which is a part of the Registration Statement.
Reference is made to the section of the Registration Statement entitled "Legal
Matters" for a description of ownership of the Company's securities by a member of this firm.

                               Very truly yours,

                               Mintz, Levin, Cohn, Ferris, Glovsky & Popeo, P.C.